Exhibit 21

SUBSIDIARY LIST

Company Name	Jurisdiction of Formation
Aegion Coating Services, LLC	Texas
Aegion Corrosion Protection Holdings Limited	England & Wales
Aegion Cyprus Limited	Cyprus
Aegion Energy Services, LLC	Delaware
Aegion Holding Company, LLC	Delaware
Aegion International Holdings Limited	England & Wales
Aegion International Limited	England & Wales
Aegion International Services, Inc.	Delaware
Aegion Rehabilitation Services Limited	England & Wales
Aegion Saudi Arabia Company	Saudi Arabia
Aegion South Africa (Pty) Ltd [1]	South Africa
AllSafe Services, Inc.	Delaware
Brinderson Constructors, Inc.	California
Brinderson, LLC	California
Building Chemical Supplies Limited	New Zealand
Concrete Solutions Limited	New Zealand
Corrpower International Limited [2]	Saudi Arabia
Corrpro Canada Holdings, Inc.	Delaware
Corrpro Canada, Inc.	Alberta, Canada
Corrpro Companies Engineering Limited	England & Wales
Corrpro Companies Europe Ltd.	England & Wales
Corrpro Companies International, Inc.	Nevada
Corrpro Companies, Inc.	Ohio
Corrpro Holdings, LLC	Delaware
DEH Services, LLC	Louisiana
Environmental Techniques Limited	Northern Ireland
Fibrwrap Construction (M) Sdn Bhd	Malaysia
Fibrwrap Construction Colombia S.A.S.	Colombia
Fibrwrap Construction Pte Ltd	Singapore
Fibrwrap Construction Services Ltd.	British Columbia, Canada
Fibrwrap Construction Services USA, Inc.	Delaware
Fibrwrap Construction Services, Inc.	Delaware
Fyfe - Latin America S.A.	Panama
Fyfe (Hong Kong) Limited	Hong Kong
Fyfe Asia Pte. Ltd.	Singapore
Fyfe Borneo Sdn Bhd [3]	Brunei
Fyfe Co. LLC	Delaware
Fyfe International Holdings B.V.	Netherlands
Fyfe Japan Co. Ltd.	Japan
Hockway Middle East FZE	Dubai Silicon Oasis, UAE
INA Acquisition Corp.	Delaware
Infrastructure Group Holdings, LLC	Delaware

Insitu Envirotech (S.E. Asia) Pte. Ltd.	Singapore
Insituform A/S	Denmark
Insituform Asia Limited	Hong Kong
Insituform C.V.	Netherlands
Insituform Cyprus Limited	Cyprus
Insituform Europe SAS	France
Insituform Holdings (UK) Limited	England & Wales
Insituform Holdings B.V.	Netherlands
Insituform Hong Kong Limited	Hong Kong
Insituform Limited Partnership	New Brunswick, Canada
Insituform Linings Asia Sdn Bhd	Malaysia
Insituform Linings Limited	England & Wales
Insituform Netherlands Holdings, LLC	Delaware
Insituform Pacific Pty Limited	Australia
Insituform Pipeline Rehabilitation Private Limited	India
Insituform Rioolrenovatietechnieken B.V.	Netherlands
Insituform Singapore Pte. Ltd.	Singapore
Insituform sp. z o.o.	Poland
Insituform SPML JV [4]	India
Insituform Sverige AB	Sweden
Insituform Technologies C.V.	Netherlands
Insituform Technologies Ibérica S.A.	Spain
Insituform Technologies Limited	Alberta, Canada
Insituform Technologies Limited	England & Wales
Insituform Technologies Netherlands B.V.	Netherlands
Insituform Technologies Netherlands Holdings, LLC	Delaware
Insituform Technologies USA, LLC	Delaware
Insituform Technologies, LLC	Delaware
Killeen Trading Limited	Northern Ireland
Manufactured Technologies Corporation	Mississippi
PT Fyfe Fibrwrap Indonesia [5]	Indonesia
Schultz Industrial Services, Inc.	California
TBC Industries, LLC	Delaware
Technologie & Art Pte. Ltd.	Singapore
Underground Solutions, Inc.	Delaware
United Pipeline de Mexico S.A. de C.V. [6]	Mexico
United Pipeline Middle East, Inc.	Delaware
United Pipeline Systems International, Inc.	Delaware
United Pipeline Systems Limited	Alberta, Canada
United Pipeline Systems, Inc.	Nevada
United Pipelines Inversiones Limitada	Chile
United Pipelines SRL	Argentina
United Sistema de Tuberias Limitada	Chile
United Sistemas de Revestimento em Tubulações Ltda.	Brazil
United Special Technical Services LLC [7]	Oman
UPS-Aptec Limited [9]	England & Wales

Wilson Walton (Portugal) Anti Corrosivos Ltd.	Portugal
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1 Aegion International Holdings Limited holds a 60% interest.
2 Corrpro Canada, Inc. holds a 70% interest.
3 Fyfe Asia Pte. Ltd. holds a 51% interest.
4 Insituform Technologies, LLC holds a 99.9% interest.
5 Fyfe Asia Pte. Ltd. holds a 55% interest.
6 INA Acquisition Corp. holds a 55% interest.
7 Insituform Technologies Netherlands B.V. holds a 51% interest.
8 United Pipeline Systems International, Inc. holds a 51% interest.